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                                                                   Exhibit 24.01

                               POWER OF ATTORNEY

            WHEREAS, the undersigned officers and directors of Bergen Brunswig Corporation desire to authorize Robert E. Martini, Donald R. Roden, Neil F. Dimick and Milan A. Sawdei to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registration statement described below, including all amendments and supplements thereto,

            NOW, THEREFORE,

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Martini, Donald R. Roden, Neil
F. Dimick and Milan A. Sawdei, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the registrant's Registration Statement on Form S-4 pertaining to the issuance of all shares of the Class A Common Stock of Bergen Brunswig Corporation (the "Company") in connection with that certain Agreement and Plan of Merger by and among the Company, Peacock Merger Corp., and PharMerica, Inc., dated as of January 11, 1999, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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            IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 11th day of March, 1999.

             SIGNATURE                                 TITLE
             ---------                                 -----


/s/ Robert E. Martini
----------------------------            Chairman of the Board and Director
Robert E. Martini


/s/ Donald R. Roden
----------------------------            President, Chief Executive Officer
Donald R. Roden                         and Director


/s/ Neil F. Dimick
----------------------------            Executive Vice President, Chief
Neil F. Dimick                          Financial Officer and Director


/s/ James R. Mellor
----------------------------            Director
James R. Mellor


/s/ Francis G. Rodgers
----------------------------            Director
Francis G. Rodgers


/s/ George R. Liddle
----------------------------            Director
George R. Liddle


/s/ Charles J. Lee
----------------------------            Director
Charles J. Lee


/s/ Rodney H. Brady
----------------------------            Director
Rodney H. Brady


/s/ Charles C. Edwards, M.D.
----------------------------            Director
Charles C. Edwards, M.D.


/s/ George E. Reinhardt, Jr.
----------------------------            Director
George E. Reinhardt, Jr.


/s/ Jose E. Blanco, Sr.
----------------------------            Director
Jose E. Blanco, Sr.